SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                  March 7, 2002
                                -----------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)


              3 High Ridge Park, Stamford, CT                    06905
          --------------------------------------------          --------
           (Address of principal executive offices)            (Zip Code)


                                 (203) 614-5600
                                 ---------------
              (Registrant's telephone number, including area code)


                           No change since last report
                           ---------------------------
             (Former name or address, if changed since last report)

Item 7.  Financial Statements, Exhibits

         (c) Exhibits

               99.1 Press Release of Electric Lightwave, Inc. released March 7, 2002 announcing earnings for the quarter and year ended December 31, 2001.

FOR IMMEDIATE RELEASE

Contact:
Brigid M. Smith, Assistant Vice President
Corporate Communications
(203) 614-5042
bsmith@czn.com

                  Electric Lightwave Reports Financial Results
                      for 2001 Fourth Quarter and Year End


Stamford, Conn., March 7, 2002 - Electric Lightwave, Inc. (NASDAQ: ELIX) today reported financial results for the fourth quarter and year ended December 31, 2001. The following information should be read in conjunction with our financial statements and footnotes contained in our Form 10-K to be filed with the Securities and Exchange Commission.

Revenue for 2001 totaled $226.6 million compared to $244.0 million for 2000, a decrease of 7 percent. Fourth-quarter revenue for 2001 was $50.3 million compared to $63.0 million in the prior year's fourth quarter, a decrease of 20 percent. The net loss for 2001 was $171.7 million or $3.37 per share, compared to a net loss of $136.5 million or $2.71 per share in 2000.

Electric Lightwave, Inc. (ELI) EBITDA for 2001 was $5.8 million, a $4.0 million increase over $1.8 million EBITDA for 2000. ELI fourth-quarter 2001 EBITDA was $.6 million, a $4.5 million decrease from $5.1 million EBITDA for the 2000 fourth quarter. EBITDA is operating income plus depreciation and amortization. EBITDA is a measure commonly used to analyze companies on the basis of operating performance. EBITDA is not a measure of financial performance nor is it an alternative to cash flow as a measure of liquidity and may not be comparable to similarly titled measures of other companies.

ELI's results for the year ended December 31, 2001 were affected by severance costs of $3.2 million and a restructuring related to exiting certain long-haul markets with an associated expense of $4.2 million and lower-than-anticipated revenue primarily due to a downturn in economic conditions that affected Internet service providers and related businesses; a decline in data services due to the expiration of a material contract; and a decrease in reciprocal compensation.

ELI Class A Common Stock is currently traded on the Nasdaq National Market System, but the stock does not meet minimum bid price and market value of public float requirements for continued listing. If the stock is unable to regain compliance by May 15, 2002, the stock could be subject to delisting at that time.

Guidance for 2002 for ELI is reaffirmed at: Revenue of $250.0 million; adjusted EBITDA of $22.0 million; and capital expenditures of $75.0 million, excluding the exercise of the purchase option of $110 million under the synthetic lease.


About Electric Lightwave,  Inc.
Electric Lightwave, Inc. is a facilities-based competitive local exchange carrier providing Internet, data, voice and dedicated access services to communications-intensive businesses in the western United States. The company is 85 percent owned by Citizens Communications (NYSE: CZN, CZB). More information about Electric Lightwave, Inc. may be found at www.eli.net.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. All forward-looking statements are only predictions or statements of current plans, which are constantly under review by Electric Lightwave (the company). All forward-looking statements may differ from actual future results due to, but not limited to, changes in the local and overall economy, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal and regulatory policy, relations with Incumbent Local Exchange Carriers (ILECs) and their ability to provide delivery of services including interoffice trunking, implementation of back office service delivery systems, the company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the company's target markets. Readers should consider these important factors in evaluating any statement contained herein and/or made by the company or on its behalf. The company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.

TABLES TO FOLLOW

                            Electric Lightwave, Inc.
                            Statements of Operations
                    (In thousands, except per share amounts)


                                                                       Three Months Ended
                                                     12/31/2001            9/30/2001             12/31/2000
                                                 -------------------   -------------------   -------------------
Revenue:
     Network Services                                      $ 23,372              $ 26,077             $  22,633
     Local Telephone Services                                15,177                14,450                23,231
     Long Distance Services                                   2,980                 3,131                 3,728
     Data Services                                            8,790                 9,672                13,377
                                                 -------------------   -------------------   -------------------
               Total Revenues                                50,319                53,330                62,969
                                                 -------------------   -------------------   -------------------
Operating Expenses:
     Network Access                                          20,775                17,232                17,294
     Operations                                              10,778                14,442                14,245
     Selling, General and Administrative                     18,109                22,361                26,263
     Severance expense                                           62                 1,418                    54
     Depreciation and Amortization                           20,375                19,919                17,882
                                                 -------------------   -------------------   -------------------
               Total Operating Expenses                      70,099                75,372                75,738
                                                 -------------------   -------------------   -------------------
Loss from Operations                                        (19,780)              (22,042)              (12,769)

Interest Expense and Other                                   25,943                25,231                21,544
                                                  -------------------   -------------------   -------------------
     Net Loss Before Income Taxes                           (45,723)              (47,273)              (34,313)

Income Tax Expense                                              705                    22                  (540)
                                                  -------------------   -------------------   -------------------
     Net Loss                                              $(46,428)             $(47,295)            $ (33,773)
                                                  ===================   ===================   ===================
     EBITDA                                                $    595              $ (2,123)            $   5,113
                                                  ===================   ===================   ===================
Weighted average shares outstanding                          51,103                51,107                50,494

Net Loss Per Common Share:
     Basic                                                 $  (0.91)             $  (0.93)            $   (0.67)
     Diluted                                               $  (0.91)             $  (0.93)            $   (0.67)


                        Electric Lightwave, Inc.
                        Statements of Operations
                (In thousands, except per share amounts)

                                                      Twelve Months Ended
                                                12/31/2001        12/31/2000
                                             ---------------   ----------------
Revenue:
    Network Services                            $ 101,338         $  77,437
    Local Telephone Services                       73,291            98,643
    Long Distance Services                         12,294            16,318
    Data Services                                  39,717            51,579
                                             ---------------  -----------------
              Total Revenues                      226,640           243,977
                                             ---------------  -----------------

Operating Expenses:
    Network Access                                 71,789            74,105
    Operations                                     51,598            52,740
    Selling, General and Administrative            94,221           115,139
    Severance expense                               3,203               206
    Depreciation and Amortization                  79,022            61,663
                                             ---------------   ---------------
              Total Operating Expenses            299,833           303,853
                                             ---------------   ---------------

Loss from Operations                              (73,193)          (59,876)

Interest Expense and Other                         97,345            76,186
                                            ----------------   ---------------

    Net Loss Before Income Taxes                 (170,538)         (136,062)

Income Tax Expense                                  1,154               400
                                            ----------------   ---------------

    Net Loss                                    $(171,692)        $(136,462)
                                            ================   ===============

    EBITDA                                      $   5,829         $   1,787
                                            ================   ===============

Weighted average shares outstanding                50,978            50,274


Net Loss Per Common Share:
    Basic                                       $   (3.37)        $   (2.71)
    Diluted                                     $   (3.37)        $   (2.71)

                            Electric Lightwave, Inc.
                       Selected Financial & Operating Data
                 (In thousands, except selected operating data)

                                           12/31/2001            9/30/2001          12/31/2000
                                        ------------------   ------------------  ------------------


Selected Financial Data
Gross Property Plant & Equipment
    Owned or under capital lease              $ 1,037,349          $ 1,029,724          $  978,327
    Under operating lease (1)                 $   108,541          $   108,541          $  108,541
                                        ------------------   ------------------  ------------------
             Total                            $ 1,145,890          $ 1,138,265          $1,086,868

Selected Operating Data
Markets                                                25                   25                  25
Route Miles (2)                                     6,754                6,737               5,924
Fiber Miles (2)                                   354,083              353,785             297,284
Buildings Connected On-Net                            859                  860                 851
Switches and Routers:
             Internet Routers                          80                   79                  65
             ATM Switches                              23                   23                  23
             Frame Relay Switches                      33                   32                  32
             Voice Switches                             8                    8                   8
Access Line Equivalents                           148,787              172,372             200,231
Access Line Equivalents/Voice Switch               18,598               21,547              25,029
% on Switch                                           98%                  99%                 96%
Employees                                             823                  928               1,161
Customers                                           2,243                2,245               2,246

(1) Facilities under an operating lease agreement under which we have the option to purchase the facilites at the end of the lease term.
(2) Route and Fiber miles also include those to which we have exclusive use pursuant to license and lease arrangements.



                                   Signature
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            ELECTRIC LIGHTWAVE, INC.
                            ------------------------
                                  (Registrant)


                              By: /s/ Robert J. Larson
                                  ------------------------------------------
                                  Robert J. Larson
                                  Vice President and Chief Accounting Officer

Date: March 7, 2002